Exhibit 5.1

90 Park Avenue

New York, NY 10016

212-210-9400 | Fax: 212-210-9444

January 20, 2023

Terra Property Trust, Inc

205 West 28th Street, 12th Floor

New York, New York 10001

Re:	Registration Statement on Form S-3, filed with the Securities and Exchange Commission on January 20, 2023, relating to the Terra Property Trust, Inc. Distribution Reinvestment Plan (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Terra Property Trust, Inc., a Maryland corporation (the “Company”), in connection with the Company’s filing of the above referenced Registration Statement with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), up to 3,600,000 shares of the Company’s common stock (the “Shares”), consisting of any combination of the Company’s Class A Common Stock, par value $0.01 per share, and Class B Common Stock, $0.01 par value per share, for issuance and sale by the Company in accordance with the Company’s Distribution Reinvestment Plan (the “Plan”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, resolutions adopted by the board of directors or other governing body or controlling entity of the Company and the organizational documents of the Company, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinion set forth below is limited to the laws of the State of Maryland. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon the foregoing, and subject in all respects to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that Shares to be issued under the Plan are duly authorized and, when issued by the Company in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement, and may not be used, circulated, quoted or otherwise referred to or relied upon for any other purpose without our prior written consent, which may be granted or withheld in our sole discretion. The only opinions rendered by us consist of those matters set forth in the immediately preceding paragraph above, and no opinion may be implied or inferred beyond the opinions expressly stated. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

By:	/s/ Alston & Bird LLP
ALSTON & BIRD LLP